EXHIBIT 5(a)

                          DRINKER BIDDLE & REATH LLP
                             1345 Chestnut Street
                            Philadelphia, PA 19107
                             Phone (215)988-2700


                               February 5, 1999



Delphi Automotive Systems Corporation
5725 Delphi Drive
Troy, Michigan 48098

Gentlemen:


         We  have  acted  as  special  counsel  to  Delphi  Automotive   Systems
Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to up 178,240 shares of Common Stock of the Company, par value $.01 per share (the "Shares"), issuable upon the exercise of options granted under Delphi Automotive Systems Classified Salary and Hourly Stock Option Plan(the "Plan").

         In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and the ByLaws of the Company as amended through the date hereof, resolutions of the Company's Board of Directors (including committees thereof), the Plan, and such other documents and corporate records as we have deemed appropriate in the circumstances.

         In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

         Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares by the Company upon the exercise of stock options properly granted under the Plan has been duly authorized by the necessary corporate action of the Board of Directors of the Company, and such Shares, upon the exercise of such options and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable by the Company.

         The opinions expressed herein are limited to the federal laws of the United States and the General Corporation Law of the State of Delaware.

         We consent to the use of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission.


                                            Very truly yours,


                                            /S/DRINKER BIDDLE & REATH LLP
                                            DRINKER BIDDLE & REATH LLP

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